Exhibit 99.1

PAULSON CAPITAL CORP. ANNOUNCES SHARES TO RESUME TRADING PENDING HEARING DISPOSITION; ISSUANCE OF AND INTENTION TO APPEAL NASDAQ DETERMINATION LETTER; AND APPOINTMENT OF INDEPENDENT DIRECTOR

PORTLAND, OR – January 6, 2013 – Paulson Capital Corp. (NASDAQCM: PLCC) (the "Company") today announced that it is expected that, effective on January 8, 2014, the Company’s common stock will resume trading on The NASDAQ Stock Market ("NASDAQ") under the Company’s symbol (“PLCC”). The Company also announced that, on December 30, 2013, the Company received a letter from the NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Company’s common stock is subject to delisting based on non-compliance with NASDAQ Listing Rule 5250(e)(6), which the Staff has indicated required the Company to notify NASDAQ 10 calendar days in advance of the October 11, 2013 record date established for participation in distributions from an irrevocable liquidating trust (the “Trust”) to be formed by the Company (the “Record Date”), as more fully discussed below.

The Company previously disclosed the Staff’s views with respect to the Record Date notice requirement in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on November 27, 2013. As was noted in that filing, on September 27, 2013, the Company issued a press release announcing the Record Date along with information relating to the formation of the Trust.

The Staff determination letter also raises “public interest” concerns, pursuant to the discretionary authority granted to NASDAQ under Listing Rules 5100 and 5101 and IM-5101-1, which the Staff believes further support delisting. In particular, the Staff raised concerns based on certain Company disclosures that the Company may divest itself of its interest in its sole operating subsidiary and that therefore investors do not know what the Company’s business will be in the future. As a result, the Staff concluded that the Company may be characterized as a “public shell.” The Staff also expressed its belief that there had been a lack of clear disclosure about the current nature of the Company’s business and the Company’s business plans going forward. In addition, the Staff concluded that market confusion resulted following the Record Date from the Company’s failure to provide NASDAQ with timely notice of the Record Date pursuant to Listing Rule 5250(e)(6).

The Company intends to request an appeal of the Staff’s determination before an independent NASDAQ Listing Qualifications Panel (the “Panel”). The timely filing of an appeal with the Panel will result in a stay of any suspension or delisting action pending the issuance of the Panel’s decision following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing following the hearing.

As previously announced, the assets that will ultimately be contributed to the Trust consist of non-operational assets held by Paulson Investment Company, Inc. (“PIC”), the Company’s broker-dealer subsidiary on the Record Date, such as cash, receivables, income taxes receivable, trading and investment securities, underwriter warrants, and an insurance policy on the life of the founder of the Company (Chester Paulson) (or proceeds from the sale of such policy). As of September 30, 2013, these assets totaled approximately $11.9 million. While these assets have been designated to be set aside for inclusion in the Trust, liquidation by a trustee, and distribution in the future to the stockholders on the Record Date, they do not constitute all of the assets of PIC. As of September 30, 2013, cash, receivables, investment securities, underwriter warrants, prepaid expenses, and furniture and equipment, all related to the on-going operations of the broker-dealer, totaling approximately $3.4 million, were allocated to PIC. PIC will continue as an operating entity and, in fact, the Company has expanded PIC’s operations since the Record Date.

As described in the Proxy Statement that was provided to the Company's shareholders in connection with the 2013 Annual Meeting held on November 8, 2013 (the “Proxy Statement”), the Company expects to create the Trust and transfer to it selected non-operating PIC assets, as described above and as described more fully in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (“Third Quarter Form 10-Q”). The Company has a 100% voting interest and 84% beneficial interest in PIC and will continue to operate PIC following the creation of the Trust. As is discussed more fully in the Third Quarter Form 10-Q, PIC grew in size and operations in 2013 with offices in New York City, San Francisco, and Portland, and acted as placement agent for six companies during the year. As referenced above, the assets to be transferred to the Trust are non-operating and mostly financial assets from historical activities that are not required for the conduct of PIC's broker-dealer operations. As previously announced, shareholders who acquired their shares of the Company's Common Stock after the Record Date have no right to participate in the Trust or to the payment by the trustee of any proceeds from the Trust but continue to own an indirect interest in the operations and activity of PIC through their ownership of the Company’s Common Stock. It is expected that the Trust will be formed in 2014, with the Trust assets ultimately to be distributed to owners of the Company’s common stock as of the Record Date within the next three years.

The Company previously disclosed in the Proxy Statement, its Forms 10-Q for the quarterly periods ended June 30, 2013 and September 30, 2013 filed with the SEC on August 19, 2013 and November 14, 2013, respectively, and its Current Report on Form 8-K/A filed with the SEC on August 30, 2013, that the Board of Directors was contemplating a restructuring of the ownership of the broker-dealer business in the future, which could initially reduce the Company’s ownership in PIC to as low as 25 percent. The Company wished to update the status of such activities and announced that this is but one of a number of options that are being explored in an effort to enhance shareholder value. As noted above, the Company currently has a 100% voting interest and 84% beneficial interest in PIC and therefore does not believe that it is appropriate to characterize the Company as a “public shell.” While it remains possible that the Company will take actions in the future that could result in a reduction in its ownership in PIC, the Company has no current plans to divest itself of PIC, particularly if such divestiture would result in the Company no longer owning an operating business. Notwithstanding, the Company is actively considering alternative business initiatives including mergers with and investments in private or public companies.

Finally, on December 16, 2013, Mr. Chester Paulson resigned from the Board, and the remaining directors appointed Dr. Denis Burger to fill Mr. Paulson's vacancy. Dr. Burger's appointment gives the Board a majority of independent directors and his appointment to the Audit Committee gives the committee three independent members, bringing the Company back into compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2). The Company previously had received a letter from the Staff stating that the Company was not in compliance with NASDAQ Listing Rules 5605(b)(1) (which requires that the Company have a majority of independent directors) and 5605(c)(2) (which requires that the Company have an audit committee with at least three members, each of whom is independent) and has now regained compliance with such Rules.

Mr. Trent Davis, CEO, stated “We are pleased to have Dr. Burger return to the Company's Board, of which he was a member from 2008 to 2010.” From 1991-2011, he was managing director of Sovereign Ventures, LLC, a biotech investing and consulting firm. He was a director of BioCurex, Inc., a developer of a universal cancer marker, from 2010 to 2013; chairman and chief executive officer of AVI BioPharma, Inc., a drug development company using gene targeted therapeutics, from 1997 to 2007; and founding chairman of Epitope, Inc., a developer of diagnostic products, from 1981 to 1990. Dr. Burger is currently a director of Trinity Biotech PLC, a diagnostic products developer, and Lorus Therapeutics, a cancer therapeutics company. Earlier in his career, he was a Professor of Microbiology and Immunology, an Associate Professor of Surgery and the Director of the Histocompatibility Testing Laboratory at Oregon Health Sciences University. He holds a B.A. degree in Bacteriology and Immunology from the University of California at Berkeley, and an M.S. and Ph.D. in Microbiology and Immunology from the University of Arizona, Tucson.

About Paulson Capital Corp.

Paulson Capital Corp. is the parent company of Paulson Investment Company, Inc. Headquartered in Portland, OR, Paulson Investment Company, Inc. (member FINRA/SIPC) has been a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chester "Chet" Paulson in 1970, it has managed or underwritten over 150 securities offerings and has generated more than $1.2 billion for client companies. The company's web site is available at www.paulsoninvestment.com.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. Paulson's plans and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate transactions, including the transactions with the Investor Group, which are difficult or impossible to predict accurately and often beyond the control of Paulson. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

MEDIA CONTACT:

Kellie Davis - Investor Relations

503.243.6000

kmdavis@paulsoninvestment.com

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